EX-99.906CERT

                                  CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of [name of issuer] (the Registrant), do hereby certify, to such officer's knowledge, that:

     (1) The annual report on Form N-CSR of GAM FUNDS, INC. for the year ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 4, 2004
                                     /s/ Burkhard Poschadel
                                    ----------------------------------------
                                     Burkhard Poschadel
                                     Director and President
                                     GAM Funds, Inc.

Dated: March 4, 2004
                                     /s/ Kevin J. Blanchfield
                                    ----------------------------------------
                                     Kevin J. Blanchfield
                                     Vice President and Treasurer
                                     GAM Funds, Inc.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.